Exhibit 10

[PNC Bank Letterhead]

September 28, 2001

inTEST Corporation et al.
7 Esterbrook Lane
Cherry Hill, NJ 08003
Attention: Hugh T. Regan, Jr.

Re: Renewal of Expiration Date for Committed Line of Credit

Dear Mr. Regan:

We are writing to inform you that your committed line of credit has been renewed. The Expiration Date, as set forth in that certain Letter Agreement dated November 16, 2000, and in the Second Amended and Restated Committed Line of Credit Note executed and delivered pursuant to that Letter Agreement, has been extended from September 30, 2001 to September 30, 2002, effective on October 1, 2001. All other terms and conditions of the Second Amended and Restated Committed Line of Credit Note and the Letter Agreement remain in full force and effect.

It has been a pleasure working with you and I look forward to a continued successful relationship. Thank you again for your business.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Gary R. Martz
     Gary R. Martz
     Assistant Vice President